UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 29, 2003

O’Sullivan Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-31282	43-0923022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Gulf Street, Lamar, Missouri		64759-1899
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code (417) 682-3322

Item 7(c).                    Exhibits

Exhibit 4	Indenture dated as of September 29, 2003 between O'Sullivan Industries, Inc. and each of the guarantors party thereto and The Bank of New York, as Trustee, including forms of Notes.

Exhibit 99.1	Press Release of O’Sullivan Industries, Inc. dated October 2, 2003.

Exhibit 99.2	Credit Agreement dated as of September 29, 2003 by and among O’Sullivan Industries, Inc., O’Sullivan Funiture Factory Outlet, Inc. and O’Sulivan Industries - Virginia, as Borrowers, and the other persons party thereto that are designated as credit parties and General Electric Capital Corporation, as Agent, L/C issuer and as a lender, and the other financial institutions party hereto, as lenders.

Item 9.                         Regulation FD Disclosure

        On October 2, 2003, O’Sullivan issued a press release announcing the closing of $100 million senior secured note offering. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: October 2, 2003	/s/ Richard D. Davidson
Richard D. Davidson President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4	Indenture dated as of September 29, 2003 between O'Sullivan Industries, Inc. and each of the guarantors party thereto and The Bank of New York, as Trustee, including forms of Notes.

99.1	Press Release of O’Sullivan Industries, Inc. dated October 2, 2003.

99.2	Credit Agreement dated as of September 29, 2003 by and among O’Sullivan Industries, Inc., O’Sullivan Funiture Factory Outlet, Inc. and O’Sulivan Industries - Virginia, as Borrowers, and the other persons party thereto that are designated as credit parties and General Electric Capital Corporation, as Agent, L/C issuer and as a lender, and the other financial institutions party hereto, as lenders.